Exhibit 99.1

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS FOURTH

QUARTER AND FULL YEAR 2012 RESULTS

Fourth quarter net sales up 15% year over year, 1% sequentially

Fourth quarter net income of $745,000 or $0.08 per diluted common share

Fourth quarter adjusted net income of $1,973,000 or $0.21 per diluted common share

Wood Dale, IL – February 28, 2013 - Power Solutions International, Inc. (OTC-BB: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter 2012 Results

Net sales for the fourth quarter of 2012 were $52,452,000, an increase of 15% from $45,489,000 in the fourth quarter of 2011, and a 1% increase from the third quarter of 2012. Sales in the quarter increased across most of the Company’s major end markets.

Operating income was $3,014,000, an increase of 16% from $2,599,000 in the fourth quarter of 2011, and a 5% increase from the third quarter of 2012. Operating margin of 5.7% was unchanged from the previous year, and up slightly from the third quarter of 2012. Operating income in the fourth quarter of 2012 includes costs of $206,000 related to the early termination of a lease. The Company terminated this lease as part of its previously announced facility consolidation. The after-tax impact of the early termination cost reduced net income by $124,000, or $0.01 per diluted common share.

Other expense for the fourth quarter includes a non-cash charge of $1,104,000 (or $0.12 per diluted common share) resulting from an increase in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement.

Net income for the fourth quarter of 2012, which includes the warrant revaluation adjustment and lease termination costs, was $745,000 or $0.08 per diluted common share. This compares to net income of $585,000 or $0.06 per diluted common share for the fourth quarter of 2011, which also includes a warrant revaluation adjustment. Net income for the fourth quarter of 2012 adjusted to remove the warrant revaluation impact and lease termination costs was $1,973,000 or $0.21 per diluted common share. This compares to adjusted net income for the fourth quarter of 2011 of $1,658,000 or $0.18 per diluted common share.

Summary of Diluted EPS Attributable to Common Stockholders “Adjusted” removes the impact of warrant revaluation and facility consolidation costs

	Q4 2012	Q3 2012	Q4 2011	Seq. Growth	Y/Y Growth
EPS	$0.08	$0.20	$0.06	(60%)	33%
Adjusted EPS	$0.21	$0.20	$0.18	5%	17%

In addition to the impact of the warrant revaluation adjustment of $199,000 (or $0.02 per diluted common share), adjusted earnings per diluted common share for the third quarter of 2012 depicted in the table above includes an adjustment to remove costs of $303,000 ($182,000 after tax or $0.02 per diluted common share) incurred in connection with the relocation of the Company’s production, warehousing and administrative offices into new facilities. The fourth quarter of 2011 does not include any facility consolidation costs.

Full Year 2012 Results

Sales for 2012 were $202,342,000, an increase of 31%, from $154,969,000 for 2011. Net income for 2012 was $6,702,000 or $0.74 per diluted common share, compared to $4,061,000, or $0.44 per diluted common share for 2011. Adjusted net income for the year increased 68% to $7,455,000 or $0.81 per diluted common share compared to $4,443,000 or $0.48 per diluted common share year over year.

“We are pleased with both our fourth quarter and full year performance,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions. “In a sluggish economy, we grew 2012 sales 31% and adjusted earnings per share 69% year over year. This outstanding growth, both top and bottom line, is a testament to the quality of our products, our strong customer relationships, and the size of the opportunity as industrial power systems transition from diesel to alternative fuels.”

Outlook

Power Solutions today provided its initial outlook for sales growth for 2013 and 2014. Sales in 2013 are targeted to be in a range of $225 to $235 million. Sales in 2014 are targeted to be in a range of $310 to $330 million.

This outlook reflects the Company’s current estimates based on a number of factors, including but not limited to the timing of new product ramps and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Winemaster continued, “We are optimistic about our business prospects for 2013 and 2014, due to the initiatives we are taking to capture many exciting market opportunities. For instance, we expect our new 2.0L and 2.4L engines will gain strong acceptance in the forklift market, and anticipate new customer wins this year that will provide significant revenue growth in 2014 and beyond. Furthermore, we believe our new 8.8L engine is an attractive offering for both off-road and ultimately on-road applications that will also contribute to growth in the years to come.”

Fourth Quarter and Full Year Earnings Results Conference Call

The Company will discuss its financial results and outlook in a conference call on February 28, 2013 at 3:30 PM CST. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer. Investors in the U.S. interested in participating in the live call should dial +1 (888) 428-9470. Those calling from outside the U.S. should dial +1 (719) 325-2396. Passcode 6349786 should be entered for both. A telephone replay will be available approximately two hours after the call concludes through March 14, 2013 by dialing from the U.S. +1 (877) 870-5176, or from international locations +1 (858) 384-5517, also entering passcode: 6349786. A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at http://www.psiengines.com. The webcast will be archived on the Company’s website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial, off- and on-road markets. The company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels including natural gas, propane, biogas, diesel, gasoline, or hybrid systems.

PSI develops and delivers complete .97 to 22 liter power systems, including the new 8.8 liter engine aimed at the industrial and on-highway markets including; medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including the statements under “Outlook.” The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the development of the market for alternative fuel power systems, technological and other risks relating to the Company’s development of its new 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful), the significant strain on our senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of our operations, changes in environmental and regulatory policies, significant competition, global economic conditions (including their impact on demand growth) and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s SEC filings, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income to Adjusted Net Income (Dollar amounts in 000’s)

	Three months ended December 31, 2012	Three months ended December 31, 2011
Net Income	$745	$585
Non-cash expense from warrant revaluation	1,104	1,073
Facility relocation costs	124	—
Adjusted Net Income	$1,973	$1,658

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended December 31, 2012	Three months ended December 31, 2011
Diluted earnings per common share	$0.08	$0.06
Non-cash expense from warrant revaluation	0.12	0.12
Facility relocation costs	0.01	—
Adjusted diluted earnings per common share	$0.21	$0.18

Reconciliation of Net Income to Adjusted Net Income (Dollar amounts in 000’s)

	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011
Net Income	$6,702	$4,061
Non-cash expense from warrant revaluation	448	382
Facility relocation costs	305	—
Adjusted Net Income	$7,455	$4,443

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011
Diluted earnings per common share	$0.74	$0.44
Non-cash expense from warrant revaluation	0.04	0.04
Facility relocation costs	0.03	—
Adjusted diluted earnings per common share	$0.81	$0.48

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income and adjusted diluted earnings per common share are derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted net income and adjusted diluted earnings per common share also exclude costs incurred associated with the Company’s relocation of production, warehousing and administrative offices into new facilities. The Company excludes these costs as they, similar to the warrants, are not indicative of the Company’s core operating results or future performance and are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted diluted earnings per common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Dan Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary Dvorchak

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amount)

	December 31, 2012	December 31, 2011
ASSETS
Current assets
Cash	$543	$—
Accounts receivable, net	37,480	29,523
Inventories, net	39,968	33,393
Prepaid expenses and other current assets	1,910	1,291
Deferred income taxes	2,176	1,814

Total current assets	82,077	66,021

Property, plant, & equipment, net	7,145	3,611
Other noncurrent assets	1,543	1,451

Total assets	$90,765	$71,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$26,579	$27,574
Income taxes payable	1,074	564
Accrued liabilities	5,011	4,015
Revolving line of credit	—	19,666
Current maturities of long-term debt	—	23

Total current liabilities	32,664	51,842

Revolving line of credit	30,942	—
Deferred income taxes	136	490
Long-term debt, net of current maturities	—	41
Private placement warrants	3,666	3,270
Other noncurrent liabilities	623	116

Total liabilities	68,031	55,759

Commitments and contingencies	—	—
Stockholders’ equity
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at December 31, 2012 and 2011.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 9,909,212 and 9,895,462 shares at December 31, 2012 and 2011, respectively. Outstanding: 9,078,287 and 9,064,537 shares at December 31, 2012 and 2011, respectively.	10	10
Additional paid-in-capital	10,862	10,154
Retained earnings	16,112	9,410
Treasury stock, at cost, 830,925 shares at December 31, 2012 and 2011.	(4,250)	(4,250)

Total stockholders’ equity	22,734	15,324

Total liabilities and stockholders’ equity	$90,765	$71,083

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended December 31, 2012	Three months ended December 31, 2011	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011
Net sales	$52,452	$45,489	$202,342	$154,969
Cost of sales	44,006	38,087	168,425	128,541

Gross profit	8,446	7,402	33,917	26,428

Operating expenses
Research & development and engineering	1,832	1,445	7,377	4,713
Selling and service	1,325	1,891	5,925	6,666
General and administrative	2,275	1,467	8,299	5,244

Total operating expense	5,432	4,803	21,601	16,623

Operating income	3,014	2,599	12,316	9,805

Other (income) expense
Interest expense	257	215	1,023	1,340
Loss on debt extinguishment	—	—	—	485
Other (income) expense, net	1,010	1,079	448	1,146

Total other (income) expense	1,267	1,294	1,471	2,971

Income before income taxes	1,747	1,305	10,845	6,834
Income tax provision	1,002	720	4,143	2,773

Net income	$745	$585	$6,702	$4,061

Undistributed earnings	$745	$585	$6,702	$4,061

Undistributed earnings allocable to Series A convertible preferred shares	$—	$—	$—	$2,513

Undistributed earnings allocable to common shares	$745	$585	$6,702	$1,548

Weighted-average common shares outstanding
Basic	9,078,287	9,335,491	9,068,846	3,512,534
Diluted	9,078,287	9,335,491	9,068,846	3,512,534
Undistributed earnings per common share
Basic	$0.08	$0.06	$0.74	$0.44
Diluted	$0.08	$0.06	$0.74	$0.44

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011
Cash flows from operating activities
Net income	$6,702	$4,061
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	1,105	820
Deferred income taxes	(716)	(870)
Equity based compensation expense	478	—
Increase (decrease) in accounts receivable allowances	—	(249)
Increase in valuation of private placement warrants	448	382
Loss on disposal of assets	111	6
Loss on debt extinguishment	—	485
(Increase) decrease in operating assets
Accounts receivable	(7,957)	(12,992)
Inventories	(6,575)	(1,225)
Prepaid and other current assets	(619)	(410)
Other noncurrent assets	84	173
Increase (decrease) in operating liabilities
Accounts payable	2,473	7,365
Accrued liabilities	924	1,609
Income taxes payable	510	(55)
Other noncurrent liabilities	91	(73)

Net cash used in operating activities	(2,941)	(973)

Cash flows from investing activities
Purchases of property, plant, equipment and other assets	(3,890)	(1,557)
Increase in cash surrender value of life insurance	(8)	(13)

Net cash used in investing activities	(3,898)	(1,570)

Cash flows from financing activities
Increase (decrease) in cash overdraft	(3,780)	3,251
Increase (decrease) in revolving line of credit	11,276	(20,305)
Initial proceeds from borrowings under prior line of credit	—	18,338
Proceeds from issuance of preferred stock with warrants	—	18,000
Proceeds from exercise of private placement warrants	178	—
Proceeds from long-term debt	—	43
Payments on long-term debt and capital lease obligations	(64)	(7,880)
Repurchase of common stock	—	(4,250)
Cash paid for transaction and financing fees	(228)	(4,654)

Net cash provided by financing activities	7,382	2,543

Increase in cash	543	—
Cash at beginning of the year	—	—

Cash at end of the year	$543	$—

Supplemental disclosures of cash flow information
Cash paid for interest	$912	$1,163
Cash paid for income taxes	$4,353	$3,695